Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) (Registration Number 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, of our report dated February 21, 2013 (except for Note 16, as to which the date is July 1, 2013), with respect to the consolidated financial statements of EQT Midstream Partners, LP, which appear in this Current Report (Form 8-K), filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

July 1, 2013